UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 7, 2017

STURM, RUGER & COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	001-10435 (Commission File Number)	06-0633559 (IRS Employer Identification Number)

ONE LACEY PLACE, SOUTHPORT, CONNECTICUT	06890
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 259-7843

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On June 7, 2017, Sturm, Ruger & Company, Inc. issued a press release in which it announced that it recently discovered that Mark IV pistols manufactured prior to June 1, 2017 have the potential to discharge unintentionally if the safety is not utilized correctly. Ruger would like to retrofit all potentially affected pistols with an updated safety mechanism at no charge to its consumers. All Mark IV pistols with serial numbers beginning with “401” (2017 models) or “WBR” (2016 models) are subject to the recall. A copy of the press release is set forth in the attached Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press release of Sturm, Ruger & Company, Inc. dated June 7, 2017 announcing that it has discovered that Mark IV pistols manufactured prior to June 1, 2017 have the potential to discharge unintentionally if the safety is not utilized correctly.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STURM, RUGER & COMPANY, INC.

By:	/S/ THOMAS A. DINEEN
	Name:	Thomas A. Dineen
	Title:	Principal Financial Officer,
Principal Accounting Officer,
Vice President, Treasurer and
Chief Financial Officer

Dated: June 7, 2017.

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